AMENDMENT 1 TO
                             PARTICIPATION AGREEMENT

                                      Among

                              PUTNAM VARIABLE TRUST

                         PUTNAM RETAIL MANAGEMENT, L.P.

                                       And

                     IDS LIFE INSURANCE COMPANY OF NEW YORK

THIS AMENDMENT 1 TO PARTICIPATION AGREEMENT ("Amendment 1") is made and entered into this 27th day of February, 2002, by and among Putnam Variable Insurance Trust (the "Fund"); Putnam Retail Management, L.P.(f/k/a Putnam Mutual Funds Corp.) (the "Distributor"); and IDS Life Insurance Company of New York (the "Company").

WHEREAS, the Company, the Fund and the Distributor are parties to the Participation Agreement dated October 7, 1996 (the "Agreement"); and

WHEREAS, the parties now desire to amend the Agreement so that the Company can update its address for purposes of giving notice pursuant to the Agreement, to add provisions regarding customer privacy and to add Authorized Funds and to allow new flexible premium variable annuity contracts and life insurance policies to invest in the Authorized Funds;

NOW THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Distributor agree as follows:

1. Notices. Pursuant to Section 11.1 of the Agreement, the Company hereby updates its address for the purpose of receiving notice as follows:

             If to the Company:

                      IDS Life Insurance Company of New York
                      c/o American Express Financial Advisors Inc.
                      1765 AXP Financial Center
                      Minneapolis, Minnesota 55474
                      Attention: Vice President, Annuities
             with a copy to:

                      IDS Life Insurance Company of New York
                      c/o American Express Financial Advisors Inc.
                      50607 AXP Financial Center
                      Minneapolis, Minnesota 55474
                      Attention: Counsel

2. Proprietary and Confidential Information. Section 12.2 of the Agreement is hereby deleted in its entirety and is replaced with the following:

     12.2 Notwithstanding anything to the contrary contained in this Agreement, in addition to and not in lieu of other provisions in this Agreement:

              (a) "Confidential Information" includes but is not limited to all proprietary and confidential information of a party hereto and its subsidiaries, affiliates and licensees (collectively the "Protected Parties" for purposes of this
                   Section 12.2), including without limitation all information regarding the customers of the Protected Parties; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom. Confidential Information shall not include information which is (i) in or becomes part of the public domain, except when such information is in the public domain due to disclosure by the other party in violation of this Agreement, (ii) demonstrably known to the other party without restriction prior to execution of this Agreement, or (c) independently developed by the other party in the ordinary course of business outside of this Agreement.

              (b) No party may use or disclose Confidential Information of another party for any purpose other than to carry out the purpose for which Confidential Information was provided to such other party as set forth in the Agreement or as required by law or judicial process; and each party hereto agrees to cause all its employees, agents and representatives, or any other party to whom such party may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

              (c) Each party acknowledges that all computer programs and procedures or other information developed or used by a Protected Party or any of its employees or agents in connection with the performance by a party affiliated with such Protected Party of its duties under this Agreement are the valuable property of the Protected Parties.

              (d) Each party agrees to implement appropriate measures designed to ensure the security and confidentiality of Confidential Information, to protect such information against any anticipated threats or hazards to the security or integrity of such information, and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any customer of the Protected Parties; each party further agrees to cause all its agents, representatives or subcontractors of, or any other party to whom such party may provide access to or disclose Confidential Information to implement appropriate measures designed to meet the objectives set forth in this
                   Section 12.2.

              (e) Each party acknowledges that any breach of the agreements in this Section 12.2 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate. This Section 12.2 shall survive the termination of this Agreement.

3. Amendment to Schedule 2. In accordance with the terms of the Agreement, the parties hereby amend Schedule 2 to read as follows:

                                   Schedule 2
                             PARTICIPATION AGREEMENT

                                      Among

                              PUTNAM VARIABLE TRUST

                         PUTNAM RETAIL MANAGEMENT, L.P.

                                       And

                     IDS LIFE INSURANCE COMPANY OF NEW YORK

The Separate Accounts shown on Schedule 1 may invest in the following Designated Portfolio(s) as an investment option:

IDS Life of New York Flexible Portfolio Annuity Account

        IDS Life of New York Flexible Portfolio Annuity
                 Putnam VT New Opportunities Fund--Class IA Shares

        American Express Retirement Advisor Variable Annuity(R)(New York)
                 Putnam VT International New Opportunities Fund--Class IB Shares Putnam VT Vista Fund --Class IB

        American Express Retirement Advisor Advantage(SM) Variable Annuity (New
                 York) Putnam VT Vista Fund--Class IB Shares Putnam VT International Growth Fund--Class IB Shares Putnam VT Health Sciences Fund--Class IB Shares


        IDS Life of New York Account 8.

        IDS Life of New York Variable Second-To-Die Life Insurance(SM); IDS
        Life of New York Variable Universal Life Insurance(SM); and IDS Life of New York Variable Universal Life Insurance III(SM)
                 Putnam VT High Yield Fund--Class IB Shares
                 Putnam VT International New Opportunities Fund--Class IB Shares Putnam VT Vista Fund--Class IB Shares
                 Putnam VT New Opportunities Fund--Class IA Shares

4. Service Fees. With respect to any investment in Class IB shares of the Designated Portfolios:

     (a) Provided that the Company complies with its obligations under the Agreement, the Distributor will pay the Company a service fee (the "Service Fee") on shares of the Designated Portfolios held in the Account at the annual rate of .25%.

     (b) The Company understands and agrees that all Service Fee payments are subject to the limitations contained in each Designated Portfolio's Distribution Plan, which may be varied or discontinued at any time and understands and agrees that it will cease to receive such Service Fee payments with respect to a Designated Portfolio if the Designated Portfolio ceases to pay 12b-1 fees to the Distributor.

     (c) The Company's failure to provide the services described in 4(e) or otherwise comply with the terms of the Agreement will render it ineligible to receive Service Fees.

     (d) Except as provided in Sections 4(b) and 4(c) above, the Distributor will pay the Company the Service Fees unless it is not permissible to continue such Service Fee arrangement under applicable laws, rules or regulations. The Service Fee arrangement may be terminated: (A) in writing by either party upon sixty (60) days' advance written notice to the other party; or (B) if the Agreement is terminated; provided that the Service Fee will continue to be due and payable with respect to shares of the Designated Portfolios attributable to Contracts in effect on the effective date of the termination of Service Fee arrangements.

     (e) The Company will provide the following services to Contract Owners who allocate purchase payments to subaccounts of the Account investing in the Designated Portfolios:

              (i)   Maintaining   regular   contact  with  Contract  owners  and
                    assisting in answering inquiries concerning the Designated Portfolios;

              (ii) Assisting in printing and distributing shareholder reports, prospectuses and other sale and service literature provided by the Distributor;

              (iii) Assisting  the   Distributor   and  its  affiliates  in  the
                    establishment   and   maintenance   of  Contract  owner  and
                    shareholder accounts and records;

              (iv) Assist Contract owners in effecting administrative changes, such as exchanging into or out of the subaccounts of the Account investing in shares of the Designated Portfolios;

              (v) Assisting in processing purchasing purchase and redemption transactions; and

              (vi) Providing any other information or services as the Contract owners or the Distributor may reasonably request.

                    The Company will support the Distributor's marketing efforts by granting reasonable requests for visits to the Company's offices by representatives of the Distributor.

     (f) The Company's compliance with the service requirement set forth in this Amendment No. 1 will be evaluated from time to time by monitoring redemption levels of Designated Portfolio shares held in the Account and by such other methods as the Distributor deems appropriate.

5. Definitions. Terms not defined in this Amendment 1 will have the meaning as those terms defined in the Agreement.

6 Counterparts. This Amendment 1 may be executed in simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto have cause this Amendment 1 to be executed in its name and behalf by its duly authorized representatives as of the date specified above.

PUTNAM VARIABLE TRUST                            PUTMAN RETAIL MANAGEMENT, L.P.


By:    /s/ John Verani                           By: /s/ Eric S. Levy
    -------------------                              ----------------------
Name:      John Verani                           Name:   Eric S. Levy
Title:     Vice President                        Title:  Senior Vice President

IDS LIFE INSURANCE COMPANY OF NEW YORK           ATTEST:


By: /s/ Gumer C. Alvero                          By: /s/ Mary Ellyn Minenko
    -------------------                              ----------------------
Name:   Gumer C. Alvero                          Name:   Mary Ellyn Minenko
Title:  Vice President, Annuities                Title:  Assistant Secretary